ESCROW AGREEMENT

ESCROW AGREEMENT (this "Agreement") dated as of July __, 2002, among Merlin Software Technologies International, Inc., a Nevada corporation ("Merlin"), MASUBI LLC, a Delaware limited liability company ("MASUBI"), SDS Merchant Fund, L.P., a Delaware limited partnership ("SDS"), and Jenkens & Gilchrist Parker Chapin LLP (the "Escrow Agent").

BACKGROUND

Merlin has formed MASUBI through a capital contribution consisting of US$ 250,000 in cash and the grant of a software license to MASUBI in return for 401,000 shares of Common Stock of MASUBI, 275,000 shares of Series A Convertible Preferred Stock of MASUBI, and warrants to purchase 100,000 shares of Common Stock of MASUBI. Merlin has requested a loan from SDS in the principal amount of US$ 250,000 (the "Loan"), which shall be evidenced by that certain Promissory Note issued on even date herewith, which loan proceeds shall be used solely by Merlin for the purpose of making the cash portion of the capital contribution to MASUBI as described in the foregoing.

Merlin, MASUBI, SDS, and other investors contemplate entering into that certain Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which Merlin shall sell and SDS shall purchase 275,000 shares of Series A Convertible Preferred Stock of MASUBI. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

Pursuant to Section 2.2 of the Purchase Agreement, it is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement that SDS shall have deposited with an escrow agent the loan proceeds from the Loan, and that Merlin, MASUBI and SDS enter into this Agreement with a mutually acceptable escrow agent providing for such escrow.

Merlin, MASUBI, SDS and Escrow Agent now wish to enter into this Agreement providing for the appointment of an escrow agent to hold such escrowed funds and to set forth the terms and conditions under which such funds held in escrow shall be disbursed.

AGREEMENT

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of Escrow Agent. MASUBI, SDS and Merlin hereby jointly appoint Escrow Agent as the escrow agent under this Agreement and Escrow Agent hereby accepts such appointment and agrees to hold all of the funds deposited into escrow with it pursuant to this Agreement, together with all interest and income thereon and other proceeds thereof, including proceeds of the sale or maturity of investments constituting any of the assets held by Escrow Agent hereunder (collectively, the "Escrow Money") in accordance with the terms hereof and to perform its other duties hereunder.

2. Establishment of Escrow. Escrow Agent shall hold the Escrow Money in a segregated account or accounts entitled "Jenkens & Gilchrist Parker Chapin LLP as agent pursuant to an Escrow Agreement, dated July __, 2002, among it and Merlin Software Technologies International, Inc., a Nevada corporation, MASUBI LLC, a Delaware limited liability company and SDS Merchant Fund, L.P., a Delaware limited partnership," and invest and disburse it pursuant to the terms of this Agreement. MASUBI and Merlin hereby grant SDS a lien on and security interest in the Escrow Money as security for the performance by MASUBI and Merlin of their obligations under the Purchase Agreement (including but not limited to Article VI thereof).

3. Investment of Escrow Money. Until all of the Escrow Money shall have been disbursed as provided in this Agreement, Escrow Agent shall invest the same in an interest bearing bank account. SDS shall have the right to notify Escrow Agent that a particular bank is not acceptable, but in the absence of such notification, Escrow Agent shall not be responsible for its selection thereof. All income earned on and other proceeds of the Escrow Money shall be added to the amount thereof and distributed in accordance with the terms hereof. Such income shall be treated as income of Merlin for income tax purposes. Whenever required by this Agreement to disburse any of the Escrow Money, Escrow Agent shall promptly liquidate sufficient investments to permit such disbursement to be made. Escrow Agent shall, upon the request of SDS and any other party hereto, made not more frequently than quarterly, promptly provide such party with an accounting of the Escrow Money and of all debits and credits thereto. Such accounting shall also describe the face value and maturity dates of any investment of the Escrow Money.

4. Disposition of Escrow Money. Promptly following approval of the Operating Plan (as defined in the Operating Agreement of MASUBI of even date herewith ("Operating Agreement")) by the Board of Directors of MASUBI in accordance with the Operating Agreement, SDS, Merlin and MASUBI shall give Escrow Agent joint written notice (the "Joint Notice") of such approval. Subject to the provisions set forth in Sections 5 and 6 hereof:

(a) Prior to Escrow Agent's receipt of the Joint Notice, Escrow Agent shall disburse the Escrow Money pursuant to the written direction of SDS; and

(b) Following Escrow Agent's receipt of the Joint Notice, Escrow Agent shall disburse the Escrow Money pursuant to the joint written direction of SDS, Merlin and MASUBI.

In connection with clause (a) above, SDS agrees that, prior to approval of the Operating Plan by the Board of Directors of MASUBI in accordance with the Operating Agreement, upon SDS's receipt of a written demand from an officer of MASUBI to disburse a portion of the Escrow Money to MASUBI, which written demand sets forth with reasonable specificity the amount and intended use of such portion of the Escrow Money, SDS shall give a written direction to Escrow Agent to disburse such portion of the Escrow Money to MASUBI, but only if in SDS's judgment such portion of the Escrow Money will be used in a prudent manner and in the best interest of MASUBI; provided that SDS shall not unreasonably refuse to give such written direction.

5. Delivery of Escrow Money by Escrow Agent. On the ninetieth (90th) day after the date hereof, Escrow Agent shall deliver to SDS that portion of the Escrow Money which has not been disbursed prior to that date.

6. Claims Procedures. If there is a dispute between MASUBI, Merlin and SDS with regard to the payment of a claim from the Escrow Money, the legal fees, expenses and other costs incurred by Escrow Agent in connection with the adjudication of such dispute and such fees, expenses and costs incurred by the party awarded the majority of the disputed amount of Escrow Money, shall be paid by the party which is not the prevailing party in such dispute.

7. Resignation or Removal of Escrow Agent. Escrow Agent may resign at any time upon 30 days' prior notice to MASUBI, Merlin and SDS, and may be removed by the mutual consent of MASUBI, Merlin and SDS upon 30 days' prior notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, MASUBI, Merlin and SDS shall jointly appoint a successor escrow agent to hold the Escrow Money, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, upon which such successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. If no successor escrow agent is appointed prior to the effective date of the termination or resignation of the Escrow Agent, Escrow Agent may place all of the Escrow Money at the disposal of a court and petition the court to act as the successor escrow agent or to appoint another entity to act as the successor escrow agent.

8. Liability of Escrow Agent.

(a) The duties of Escrow Agent hereunder are entirely administrative and not discretionary. Escrow Agent is obligated to act only in accordance with written instructions received by it as provided in this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, orders, judgments or decrees. Escrow Agent may assume the due execution, validity and effectiveness of, and the truth and accuracy of any information contained in, any instrument or other document presented to it which Escrow Agent shall in good faith believe to be genuine, and to have been signed or presented by the persons or parties purporting to sign or present the same.

(b) Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. In the event that any of the terms and provisions of any other agreement conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of Escrow Agent's rights and duties shall govern and control in all respects.

(c) If Escrow Agent shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow pursuant hereto until it shall be directed otherwise in a writing signed by SDS and Merlin, or by an order of a court of competent jurisdiction. Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the written advice of such counsel. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by another party hereto and indemnified to its reasonable satisfaction against the costs and expenses of such defense.

(d) MASUBI, Merlin and SDS hereby waive any suit, claim, demand or cause of action of any kind which any one or all may have to assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence, or bad faith of Escrow Agent or Escrow Agent's failure to perform an express obligation hereunder. Escrow Agent shall be indemnified and held harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by Escrow Agent in the performance of this Escrow Agreement except as a result of the willful misconduct, bad faith or gross negligence of Escrow Agent or Escrow Agent's failure to perform an express obligation hereunder.

(e) The Escrow Agent is acting under this Agreement as a stakeholder only. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney client relationship between or among the Escrow Agent and any of the other parties hereto. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent'' representation of SDS, who may be advised by the Escrow Agent on any and all matters pertaining to this Agreement. To the extent SDS has been represented by the Escrow Agent, each party hereto hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon such party. The Escrow Agent only duties are those expressly set forth in this Agreement, and the parties hereto authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees.

9. Fees and Expenses of Escrow Agent. Escrow Agent's reasonable fees and expenses shall be shared equally by SDS and Merlin, and shall be paid promptly upon receipt of an invoice from Escrow Agent.

10. Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases.

(a) If to SDS:

SDS Merchant Fund, L.P.

53 Forest Avenue

2nd Floor

Old Greenwich, CT 06870

Attention: Steve Derby

With a copy to:

Drinker Biddle & Reath

One Logan Square

18th & Cherry Streets

Philadelphia, PA 19103-6996

(215) 988-2880

Fax: (215) 988-2757

Attention: Stephen T. Burdumy, Esq.

(b) If to Merlin:

Merlin Software Technologies International, Inc.
4370 Dominion Street, 3rd Floor
Burnaby, British Columbia
Canada V5G 4L7
Facsimile: (604) 320-7277
Attention: Chief Executive Officer

(c) If to MASUBI:

MASUBI LLC

c/o SDS Capital Partners, LLC

53 Forest Avenue, 2nd Floor

Old Greenwich, CT 06870

U.S.A.

Attention: Raahim Don

(d) If to Escrow Agent:

Jenkens & Gilchrist Parker Chapin LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Phone: (212) 704-6056

Attention: David J. Levine

11. Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing and signed by all parties hereto. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

12. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of Delaware (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

14. Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first-above written.

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation

By: /s/ signed

Name:

Title:

MASUBI LLC, a Delaware limited liability company

By: /s/ signed

Name:

Title:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By: /s/ signed

Name:

Title:

JENKENS & GILCHRIST PARKER CHAPIN LLP

By: /s/ signed

Name:

Title: